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                                                                   EXHIBIT 11.0

                        OCTEL COMMUNICATIONS CORPORATION

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                                        Three Months Ended
                                                                       ---------------------
                                                                        Sept. 30,   Sept. 30,
                                                                          1996        1995
                                                                       ---------    ---------

PRIMARY NET INCOME PER SHARE
    Net income ...................................                     $  10,492    $   6,589
                                                                       =========    =========
    Weighted average shares
      outstanding.................................                        51,911       48,490

    Dilutive effect of outstanding stock
      options (as determined by the
      application of the treasury stock
      method).....................................                         4,216        4,728

    Other.........................................                            33          (80)
                                                                       ---------    ---------

                                                                          56,160       53,138
                                                                       =========    =========
    Primary net income per share..................                     $    0.19    $    0.12
                                                                       =========    =========

FULLY DILUTED NET INCOME PER SHARE*
    Net income ...................................                     $  10,492    $   6,589
                                                                       =========    =========

    Weighted average shares
      outstanding.................................                        51,911       48,490

    Dilutive effect of outstanding stock
      options (as determined by the
      application of the treasury stock
      method).......................................                       4,731        4,734

    Other...........................................                          49          (80)
                                                                       ---------    ---------

                                                                          56,691       53,144
                                                                       =========    =========
    Fully diluted net income per
      share..........................................                  $    0.19    $    0.12
                                                                       =========    =========


 * This computation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required for all periods under APB Opinion No. 15 because it results in dilution of less than three percent.